Robison, Hill & Co.

A PROFESSIONAL CORPORATION

RH

Certified Public Accountants

Brent M. Davies, CPA

David O. Seal, CPA

W. Dale Westenskow, CPA

Barry D. Loveless, CPA

November 8, 2004

Securities and Exchange Commission

450 5th Street N.W.

Washington, D.C. 20549

Dear Sirs/Madams:

We have read Item 4.01 of Global Innovative Systems, Inc.'s Form 8-k dated November 8, 2004, and we agree with the statements made therein.

Sincerely,

/s/ Robison, Hill & Co.

cc: Global Innovative Systems, Inc.